EXHIBIT 10.20
SECOND AMENDMENT TO THE
ARGO-TECH CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
EXCESS BENEFITS PLAN
As Amended and Restated
Effective November 1, 2001
     WHEREAS, Argo-Tech Corporation has established the Argo-Tech Corporation Employee Stock Ownership Plan Excess Benefit Plan (the “Plan”), effective as of May 17, 1994; and
     WHEREAS, Argo-Tech Corporation, with the consent of each Participant (as such term is defined in the Plan), deems it desirable to amend and terminate the Plan in accordance with Section 5.01 of the Plan.
     NOW, THEREFORE, effective as set forth below, the Plan is here amended.
     (1) Section 2.01 is amended by adding the following definitions:
(h) “Merger Agreement” means the Agreement and Plan of Merger dated as of September 13, 2005, by and among A. T. Holdings’ Corporation, Argo-Tech Corporation, the GreatBanc Trust Company as Trustee of the Argo-Tech Corporation Employee Stock Ownership Plan, V.G.A.T. Investors, LLC, and Vaughn Merger Sub, Inc., wholly-owned subsidiary of V.G.A.T. Investors, LLC.
(i) “Merger Effective Date” means the effective date of the merger provided for in the Merger Agreement.
(j) “Per Share Common Consideration” shall have the meaning set forth in the Merger Agreement.
     (2) Section 3.04 is amended and restated in its entirety to read as follows:
“SECTION 3.04. Payment of Excess Benefit Account. Upon the occurrence of the Merger Effective Date, the Excess Benefit Account of each Participant shall be valued based upon the Per Share Common Consideration and such value shall be distributed, as soon as practical, to each Participant in a single cash lump sum distribution, subject to any applicable income tax withholding.”
     (3) The Plan is amended by adding the following new Section 5.08 to the Plan:
5.08 Termination. Effective on the Merger Effective Date, the Plan is terminated and all Excess Benefit Accounts are nonforfeitable.
     This Second Amendment shall be effective as of the Merger Effective Date, but only with respect to Participants who agree to the term hereof and to be bound hereby in such manner as is prescribed by the Company.
     IN WITNESS WHEREOF, the Company, pursuant to a resolution of its Board of Directors, has executed this Second Amendment.
ARGO-TECH CORPORATION

By: /s/ Michael S. Lipscomb
Title: President
By: /s/ Paul R. Keen
Title: Chief Financial Officer